Exhibit 10.2

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of January 24, 2006 by and among SEI Investments Company, a Pennsylvania corporation (the “Borrower”), JPMorgan Chase Bank, N.A., individually and as agent (the “Agent”), and the other financial institutions signatory hereto.

RECITALS

A. The Borrower, the Agent and the Lenders are party to that certain Credit Agreement dated as of September 14, 2004 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a) Section 6.19 is amended in its entirety to read as follows:

“6.19 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) the Guaranty, (ii) by endorsement of instruments for deposit or collection in the ordinary course of business, (iii) the guaranty by the Borrower of the obligations (not exceeding $82,800,000 in aggregate principal amount) of LSV Employee Group, LLC arising under that certain $82,800,000 credit agreement to be entered into prior to January 31, 2006 by such Person with LaSalle Bank, N. A. as Administrative Agent and the Lenders party thereto (as such credit agreement may be from time to time amended, restated or refinanced so long as the outstanding principal amount thereof is not increased by such amendment, restatement or refinancing) and obligations arising under interest rate hedging agreements in respect of a notional amount not exceeding $41,400,000 entered into by LSV Employee Group, LLC as required by such credit agreement and (iv) any guaranty entered into pursuant to Section 6.23 or of Indebtedness permitted by Section 6.11.”

2. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a) The Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by the Borrower of this Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;

(b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof except to the extent such representation or warranty is stated to relate solely to an earlier date in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date; and

(c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

3. Effective Date. Section 1 of this Amendment shall become effective upon:

(a) the execution and delivery hereof by the Borrower, the Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders);

(b) payment by the Borrower to the Administrative Agent for the account of the applicable Lenders of a fee in the amount of $2,000 for each Lender (other than JPMorgan); and

(c) the execution and delivery by the Guarantors of an Affirmation of Guaranty in the form of Exhibit A hereto.

The date upon which such events have occurred is the “Effective Date”. In the event the Effective Date has not occurred on or before January 31, 2006, Section 1 hereof shall not become operative and shall be of no force or effect.

4. Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Agent for all out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery and distribution of this Amendment, including but not limited to the fees, charges and disbursements of attorneys for the Agent with respect thereto.

6. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

SEI INVESTMENTS COMPANY,
as Borrower

By:	/s/ KATHY HEILIG
Name:	Kathy Heilig
Title:	Controller

JPMORGAN CHASE BANK, N.A.,
as a Lender and as Agent

By:	/s/ JEANNE O’CONNELL HORN
Name:	Jeanne O’Connell Horn
Title:	Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ JOAN ANDERSON
Name:	Joan Anderson
Title:	Director

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ GEORGE KINNE
Name:	George Kinne
Title:	Vice President

MANUFACTURERS AND TRADERS TRUST
COMPANY, as a Lender

By:	/s/ JOSHUA C. BECKER
Name:	Joshua C. Becker
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ MEREDITH JERMANN
Name:	Meredith Jermann
Title:	Vice President

BANK HAPOALIM B.M.,
as a Lender

By:
Name:
Title:

SOVEREIGN BANK,
as a Lender

By:	/s/ STEVEN FAHRINGER
Name:	Steven Fahringer
Title:	Vice President

U.S. BANK, N.A.,
as a Lender

By:	/s/ PATRICK H. MCGRAW, JR.
Name:	Patrick H. McGraw, Jr.
Title:	Vice President
U.S. Bank, N.A.